Exhibit 10.3

CONFIDENTIAL

March 10, 2015

Alliqua BioMedical, Inc.
2150 Cabot Blvd. West
Langhorne, PA 19047
Attn:	Mr. Brian Posner
Chief Financial Officer

ALLIQUA BIOMEDICAL, INC.
          Side Letter to Commitment Letter

Dear Sirs:

Reference is hereby made to that certain Commitment Letter dated as of February 2, 2015 (the “Commitment Letter”) by and between Alliqua BioMedical, Inc. (the “Company”) and Perceptive Credit Opportunities Fund, LP (the “Lender”), which provides the Lender’s commitment to offer financial arrangements to the Company in connection with the Transactions, subject to the terms and conditions set forth therein. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the meaning provided in the Commitment Letter.

The parties hereto agree that the “Expiration Time” (as defined in the Commitment Letter) shall be extended to (and shall mean) 5:00 p.m., New York time, on May 31, 2015, unless the Company extends the Outside Date (as defined in the Acquisition Agreement) solely due to delays resulting directly from comments from the United States Securities and Exchange Commission with respect to the Registration Statement on Form S-4, in accordance with Section 9.01(d)(iii)(y) of the Acquisition Agreement, in which case the “Expiration Time” (as defined in the Commitment Letter) shall, automatically, without any further action of the Lender or the Company, be extended to (and shall mean) 5:00 p.m., New York time, on July 31, 2015. Except for the foregoing, the Commitment Letter shall not be amended or otherwise modified in any respect and shall remain in full force and effect.

The Company, each of the Company’s subsidiaries and the Lender will be entering into a Credit Agreement and Guaranty (the “Credit Agreement”), which shall constitute the Credit Documentation referred to in the Commitment Letter. Once signed, the Credit Agreement will remain in escrow, pursuant to the terms of this Agreement. The Company and the Lender agree to date and release the Credit Agreement from escrow once all of the conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied in accordance with their terms prior to the Expiration Date. The Company and Lender will act jointly as escrow agent.

Each of the parties hereto agrees that this Agreement constitutes a binding and enforceable agreement with respect to the subject matter contained herein.

EACH OF THE UNDERSIGNED PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COMMITMENT DOCUMENT, AND ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE UNDERSIGNED PARTIES IN CONNECTION WITH THIS AGREEMENT OR ANY COMMITMENT DOCUMENT.

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Very truly yours,

PERCEPTIVE CREDIT OPPORTUNITIES FUND, LP

By: Perceptive Credit Opportunities GP, LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

Agreed to and Accepted
this 10th day of March, 2015

ALLIQUA BIOMEDICAL, INC.

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

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